UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K/A

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 27, 2006

BP International, Inc.
(Exact name of small business issuer as specified in its charter)

Delaware	95-3937129
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

510 West Arizona Ave, DeLand, FL 32720
(Address of principal executive offices)

Registrant's telephone number including area code: 386.943.6222

Item 4.01 Changes in Registrant's Certifying Accountant.

(a) On February 27, 2006, Daszkal Bolton LLP resigned as our independent accountants. Daszkal Bolton LLP served as our independent accountants since May 20, 2005. Except for an explanatory paragraph concerning our ability to continue as a going concern, such accountants' report on our financial statements for the past two years did not contain an adverse opinion or disclaimer of opinion, nor were the opinions modified as to audit scope or accounting principles, nor where there any events of the type requiring disclosure under Item 304(a)(1)(v) of Regulation S-K under the Securities Act for the past two years through the date of this report. During our fiscal year ended May 31, 2005 and during the period following May 31, 2005 to the date of Daszkal Bolton LLP's resignation, we had no disagreements with Daszkal Bolton LLP within the meaning of Item 304 of Regulation S-K or any matter of accounting principles or practices, financial dislcosure, or auditing scope or procedure, which disagreements if not resolved to Daskal Bolton LLP's satisfaction would have caused Daszkal Bolton LLP to make reference to the subject matter of the disagreements in connection with its reports.

Our Board of Directors acknowledges and approves the decision to change accountants.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BP International, Inc.
March 15, 2006

/s/ William DeTemple
___________________________________________
William DeTemple,
President of BP International, Inc.